July 23, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

To whom it may concern:

We have read Item 77K of Form N-SAR, dated July 23, 2014 of Meyers Capital Investments Trust and are in agreement with the statements contained therein.

Yours very truly,

Skoda Minotti & Co.

6685 Beta Drive

Mayfield Village, OH 44143

By: /s/ Kenneth M. Haffey, Partner